UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 9, 2026

Cytek Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40632	47-2547526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47215 Lakeview Boulevard
Fremont, California	94538
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 922-9835

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CTKB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

As previously disclosed, Valerie Barnett’s position as Chief Legal Officer and Corporate Secretary of Cytek Biosciences, Inc. (the “Company”) terminated on June 29, 2026.

On July 9, 2026 (the “Separation Date”), the Company and Ms. Barnett entered into a severance agreement and release of all claims (the “Severance Agreement”) pursuant to which Ms. Barnett provided the Company with a release and waiver of claims. In accordance with the Severance Agreement, the Company agreed to pay Ms. Barnett: (i) a one-time lump sum severance payment of $365,775.12 (the “Severance Amount”); and (ii) COBRA premiums through the earlier of April 30, 2027, or until Ms. Barnett becomes covered under another employer’s group health plan. In the event the Company experiences a Change in Control (as defined in the Company’s Second Amended and Restated Severance Benefit Plan) within three (3) months following the Separation Date (the “Change in Control Period”), Ms. Barnett will instead be eligible to receive change-in-control severance benefits consisting of (i) eighteen (18) months of her base salary as of the Separation Date plus (ii) an amount equal to her 2026 bonus target, with any previously paid Severance Amount credited against such benefits. In addition, in the event of a Change in Control during the Change in Control Period, the Company agreed to pay Ms. Barnett’s COBRA premiums through January 31, 2028, and each of Ms. Barnett’s then-outstanding equity awards would accelerate and become fully vested and exercisable as of the effective date of such Change in Control.

The Company and Ms. Barnett also entered into a Consulting Agreement effective July 10, 2026 (the “Consulting Agreement”), pursuant to which Ms. Barnett agreed to provide transition support services as may be requested from time to time, at a rate of $1,000 per hour for a maximum of ten (10) hours per week. The initial term of the Consulting Agreement runs through August 31, 2026, and may be terminated earlier in accordance with the terms of the Consulting Agreement and/or extended by mutual written agreement of the parties. During the term of the Consulting Agreement, Ms. Barnett’s previously granted equity awards under the Company’s 2021 Equity Incentive Plan will continue to vest, subject to her Continuous Service (as defined in the Plan) and the terms and conditions of the applicable plan and award documents.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Severance Agreement and the Consulting Agreement, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2026 and are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytek Biosciences, Inc.

Date: July 15, 2026	By:	/s/ Wenbin Jiang
Wenbin Jiang, Ph.D.
President and Chief Executive Officer